                                                                    EXHIBIT 23.4

                         CONSENT OF HOVDE FINANCIAL LLC


         We hereby consent to the use of our name and updated opinion letter, dated May 3, 2006, in the Registration Statement on Form S-4 of Mid-American Bancshares, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that would come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                             /s/ Hovde Financial
                                             -----------------------------------
                                             HOVDE FINANCIAL LLC




Washington, D.C.
July 10, 2006